SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of October 17, 2016, between Sigma Labs, Inc., a Nevada corporation (the “Company”), and each purchaser identified on the signature page (the “Purchaser”). WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Rule 506(b) thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, Securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agrees as follows:

ARTICLE I

DEFINITIONS

1.1

Definitions. In addition to the words and terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following words and terms have the meanings set forth in this Section 1.3:

“Acquiring Person” shall have the meaning set forth in Section 4.5.

“Action” shall have the meaning set forth in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities to be issued and sold, in each case, have been satisfied or waived, but in no event later than the third Trading Day following the date hereof.

“Collateral Agent” means LI Capital Global Opportunities Master Fund, Ltd.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or its Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means TroyGould PC.

“Company Party” shall have the meaning set forth in Section 4.8(b).

“Conversion Price” means the lower of (i) the final unit price of the Company’s proposed public offering initially filed with the SEC on July 28, 2016 (“Public Offering”); or (ii) 150% of the closing price of the Company’s Common Stock on the principal Trading Market on the Closing Date. The final unit price will be as disclosed in the final prospectus the Company files with the SEC under Rule 424(b) of the Securities Act.

“Conversion Shares” means the Common Stock issuable upon conversion of the Notes.

“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“Escrow Agent” means Nason Yeager Gerson White & Lioce, P.A.

“Evaluation Date” shall have the meaning set forth in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock dividends, stock splits or combinations) or to extend the term of such securities, (c) securities in connection with the Public Offering, and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall have the meaning set forth in Section 3.1(h).

“Guaranty Agreement” means the guaranty agreement for the Note executed by each Subsidiary in the form attached hereto as Exhibit A.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“Indebtedness” shall have the meaning set forth in Section 3.1(aa).

“Intellectual Property” means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all U.S. and foreign patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, brand names, certification marks, trade dress, logos, trade names, domain names, assumed names and corporate names, together with all colorable imitations thereof, and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets under applicable state Laws and the common Law and know-how (including formulas, techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software (including source code, object code, diagrams, data and related documentation), and (f) all copies and tangible embodiments of the foregoing (in whatever form or medium).

“Intellectual Property Agreement has the meaning set forth in Section 3.1(p).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning set forth in Section 3.1(b).

“Material Permits” shall have the meaning set forth in Section 3.1(n).

“Notes” means the 10% Original Issue Discount Senior Secured Convertible Notes issued to the Purchasers, in the form of Exhibit B attached hereto, which shall be secured pursuant to a Security Agreement and senior as to all Indebtedness.

“Participation Maximum” shall have the meaning set forth in Section 4.11(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Notice” shall have the meaning set forth in Section 4.11(b).

“Pro Rata Portion” shall have the meaning set forth in Section 4.11(e).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Party” shall have the meaning set forth in Section 4.8(a).

“Registration Rights Agreement” means an agreement under which the Company agrees to register the Conversion Shares and the Warrant Shares for the Purchasers. The form of Registration Rights Agreement is annexed as Exhibit C.

“Regulation FD” means Regulation FD promulgated by the SEC pursuant to the Exchange Act, as such Regulation may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Regulation.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Required Approvals” shall have the meaning set forth in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Shares issuable upon conversion of the Note.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” shall have the meaning set forth in Section 3.1(h).

“Securities” means the Note, and the Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means an agreement between the Company and the Purchasers in which the Purchasers receive a first Lien on all assets of the Company.

“Shares” means the Common Stock issuable upon conversion of and payment of interest under the Note.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to the Purchaser, the aggregate amount to be paid for the Note purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsequent Financing” shall have the meaning set forth in Section 4.11(a).

“Subsequent Financing Notice” shall have the meaning set forth in Section 4.11(b).

“Subsidiary” means with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of the Company.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB or the OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Guaranty Agreement, the Security Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Interwest Transfer Company, Inc. the current transfer agent of the Company, with a mailing address of 1981 E. Murray Holladay Road, Suite 100, Salt Lake City, UT 84117 and a facsimile number of (801) 277-3147, and any successor transfer agent of the Company.

“Variable Rate Transaction” shall have the meaning set forth in Section 4.11.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if prices for the Common Stock are then reported on the OTC Pink Marketplace maintained by the OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average price of the Common Stock on the first such facility (or a similar organization or agency succeeding to its functions of reporting prices), or (c) in all other cases, the fair market value of a share of Common Stock as determined by the Board of Directors of the Company.

“Warrant Shares” means the Common Stock issuable upon exercise of the Warrants.

ARTICLE II

PURCHASE AND SALE

2.1

Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, agree to purchase (i) $ 1,000,000 face value of 10% secured convertible original issue discount Notes for a total purchase price of $900,000 and (ii) an aggregate of one hundred sixty thousand (160,000) three-year warrants (“Warrants”) exercisable at the Conversion Price of the Notes. Copies of the form of Note and Warrants are attached as Exhibits B and D. The Purchasers shall deliver to the Escrow Agent, via wire transfer immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to the Purchaser the Note as determined pursuant to Section 2.2(a), and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree. If a Closing is not held on or before October 17, 2016, the Company shall cause the Escrow Agent to return all Subscription Amounts, without interest or deduction to the prospective Purchaser.

2.2

Deliveries.

(a)

On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchasers the following:

(i)

this Agreement duly executed by the Company;

(ii)

a legal opinion of Company Counsel, substantially in the form of Exhibit E attached hereto;

(iii)

a Note, convertible at the Conversion Price, registered in the name of each Purchaser;

(iv)

the Warrants with the number of Warrants issued to each Purchaser calculated by multiplying 160,000 times a fraction in which the numerator is the amount of such Purchaser’s Subscription Amount and the denominator is 900,000.

(v)

the Escrow Agreement executed by the Company;

(vi)

the Security Agreement which shall represent a valid first lien on all assets of the Company; and

(vii)

the Registration Rights Agreement.

(b)

On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)

this Agreement duly executed by such Purchaser;

(ii)

the Escrow Agreement duly executed by such Purchaser;

(iii)

the Security Agreement duly executed by each Purchaser and the Collateral Agent;

(iv)

the Registration Rights Agreement; and

(v)

such Purchaser’s Subscription Amount by wire transfer to the Escrow Agent.

2.3

Closing Conditions.

(a)

The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)

the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of each Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)

all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)

the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)

The respective obligations of each Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)

the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii)

all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)

the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)

there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v)

from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the SEC or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Note at the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1

Representations and Warranties of the Company. Except (i) as set forth in the schedules that have been prepared by the Company and delivered to the Purchasers in connection with the execution and delivery of this Agreement (it being agreed that any disclosures made therein shall apply to any other section or subsection without repetition where it is clear, upon a reading of such disclosure without any independent knowledge on the part of the reader regarding the matter disclosed that the disclosure is relevant to such other section or subsection), or (ii) as disclosed in publicly available SEC Reports prior to the date of this Agreement, the Company hereby makes the following representations and warranties to the Purchasers:

(a)

Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the SEC Reports. The Company own, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded. The Subsidiaries are listed on Schedule 3.1(a).

(b)

Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)

Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby (except for any amendment to the Company's articles of incorporation in order to continue to reserve the number of shares of Common Stock for issuance to the Purchasers specified under Section 4.9 of this Agreement) have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)

No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Note and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)

Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) application(s) to each applicable Trading Market for the listing of the Shares for trading thereon in the time and manner required thereby, as applicable, (iii) filings necessary to perfect the Liens in favor of the Purchasers under the Security Agreement, (iv) the filing with the SEC of a Registration Statement in accordance with the requirements of the Registration Rights Agreement, (v) the filing of a Notice of Exempt Offering of Securities on Form D with the SEC under Regulation D of the Securities Act, as applicable, and (vi) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)

Issuance of Securities. The issuance of the Notes and the Warrants have been duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than 300% of the maximum number of shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants (assuming for purposes hereof, that the Notes are convertible at the Conversion Price and without taking into account any limitations on the conversion of the Notes as set forth therein), determined as if issued as of the Trading Day immediately preceding the applicable date of determination. Except as otherwise provided in the Warrants, if the reserve falls below such 300%, the Company will increase the Company’s authorized Common Stock so that the Company shall have enough authorized shares to reserve 300% of the number of shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants. Upon issuance or conversion in accordance with the Notes or the exercise of the Warrants and payment of the exercise price under the Warrants (including by Cashless Exercise) thereunder, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 3.2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act.

(g)

Capitalization. The capitalization of the Company is as set forth in the SEC Reports. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than as set forth on Schedule 3.1(g) or pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Notes and Warrants or as set forth on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Notes and Warrants will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company has not entered into any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement with any Person. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Notes and Warrants. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(h)

SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein and the Form S-1 Registration Statement filed on July 28, 2016 with the SEC, as amended, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)

Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, except for the amount of cash that the Company has as of the date of this Agreement, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(j)

Litigation. There is no action, suit, inquiry, notice of violation, proceeding, investigation, inquiry or other similar proceeding of any federal or state government unit pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. The Company has no reason to believe that an Action will be filed against it in the future. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act, and the Company has no reason to believe it will do so in the future.

(k)

Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no effort is underway to unionize or organize the employees of the Company or any Subsidiary. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no workmen’s compensation liability matter, employment-related charge, complaint, grievance, investigation, inquiry or obligation of any kind pending, or to the Company’s knowledge, threatened, relating to an alleged violation or breach by the Company or its Subsidiaries of any law, regulation or contract that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)

Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)

Environmental Matters.

(i)

The Company is currently and has been in compliance, in all material respects, with all Environmental Laws and has not received from any Person any: (1) Environmental Notice or Environmental Claim; or (2) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.

(ii)

The Company has obtained and is in material compliance with all Environmental Permits necessary for the ownership, lease, operation or use of the business or assets of the Company and all such Environmental Permits are in full force and effect and shall be maintained in full force and effect by the Company through the Closing Date in accordance with Environmental Law, and the Company is not aware of any condition, event or circumstance that might prevent or impede, after the Closing Date, the ownership, lease, operation or use of the business or assets of the Company as currently carried out.

(iii)

To its Knowledge, no real property currently or formerly owned, operated or leased by the Company is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state list.

(iv)

There has been no material Release of Hazardous Materials in contravention of Environmental Law with respect to the business or assets of the Company or any real property currently or formerly owned, operated or leased by the Company, and the Company has not received an Environmental Notice that any real property currently or formerly owned, operated or leased in connection with the business of the Company (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Material which could reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, the Company.

(v)

Schedule 3.1(m) contains a complete and accurate list of all active or abandoned aboveground or underground storage tanks owned or operated by the Company.

(vi)

Schedule 3.1(m) contains a complete and accurate list of all off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by the Company and any predecessors as to which the Company may retain liability, and none of these facilities or locations has been placed or proposed for placement on the National Priorities List (or CERCLIS) under CERCLA, or any similar state list, and the Company has not received any Environmental Notice regarding potential liabilities with respect to such off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by the Company.

(vii)

The Company has not retained or assumed, by contract or operation of Law, any liabilities or obligations of third parties under any Environmental Laws.

(viii)

The Company has provided or otherwise made available to Purchaser and listed in Schedule 3.1(m): (1) any and all environmental reports, studies, audits, records, sampling data, site assessments, risk assessments, economic models and other similar documents with respect to the business or assets of the Company or any currently or formerly owned, operated or leased real property which are in the possession or control of the Company related to compliance with Environmental Laws, Environmental Claims or an Environmental Notice or the Release of Hazardous Materials; and (2) any and all material documents concerning planned or anticipated capital expenditures required to reduce, offset, limit or otherwise control pollution and/or emissions, manage waste or otherwise ensure compliance with current or future Environmental Laws (including, without limitation, costs of remediation, pollution control equipment and operational changes).

(ix)

The Company is not aware of or reasonably anticipates, as of the Closing Date, any condition, event or circumstance concerning the Release or regulation of Hazardous Materials that might, after the Closing Date, prevent, impede or materially increase the costs associated with the ownership, lease, operation, performance or use of the business or assets of the Company as currently carried out.

(n)

Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o)

Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(p)

Intellectual Property.

(i)

The Company owns or possesses or has the right to use pursuant to a valid and enforceable written license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the business of the Company as presently conducted. The Company has provided the Purchasers a true and complete copy of each such written license, sublicense, agreement or permission.

(ii)

The Intellectual Property does not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties, and the Company has no Knowledge that facts exist which indicate a likelihood of the foregoing. The Company has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or conflict (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with, any Intellectual Property rights of the Company.

(iii)

The Company has no pending patent applications or applications for registration that the Company has made with respect to any Intellectual Property other than as noted on Schedule 3.1(p). Schedule 3.1(p) identifies each license, sublicense, agreement, or other permission that the Company has granted to any third party with respect to any of such Intellectual Property (together with any exceptions). The Company has delivered to the Purchasers correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date) (“Intellectual Property Agreements”). Schedule 3.1(p) also identifies each registered and unregistered trademark, service mark, trade name, corporate name, URLs or Internet domain name used by the Company in connection with its business and which is not licensed from a third party. With respect to each item of Intellectual Property required to be identified in Schedule 3.1(p):

(A)

The Company owns and possesses all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction or limitation regarding use or disclosure;

(B)

The item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(C)

No Action, claim, or demand is pending or, to the knowledge of the Company, is threatened that challenges the legality, validity, enforceability, use, or ownership by the Company; and

(D)

The Company has not agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

(iv)

Schedule 3.1(p)(iv) identifies each item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission, excluding off-the-shelf software purchased or licensed by the Company. The Company has delivered to the Purchaser correct and complete copies of all such licenses, sublicenses, agreements, and permissions (each as amended to date) (each, a “Licensed Intellectual Property Agreement”). With respect to each Licensed Intellectual Property Agreement:

(A)

The Licensed Intellectual Property Agreement is legal, valid, binding, enforceable, and in full force and effect;

(B)

No party to the Licensed Intellectual Property Agreement is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder, which as to any such breach, default or event could have a Material Adverse Effect on the Company;

(C)

No party to such Licensed Intellectual Property Agreement has repudiated any provision thereof;

(D)

Except as set forth in such Licensed Intellectual Property Agreement, the Company has not received written or verbal notice or otherwise has Knowledge that the underlying item of Intellectual Property is subject to any outstanding injunction, judgment, order, decree, ruling, or charge; and

(E)

Except as set forth on Schedule 3.1(p)(iv), the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

(v)

The Company has complied with and is presently in compliance with all foreign, federal, state, local, governmental (including, but not limited to, the Federal Trade Commission and State Attorneys General), administrative, or regulatory laws, regulations, guidelines, and rules applicable to any personal identifiable information.

(vi)

Each Person who participated in the creation, conception, invention or development of the Intellectual Property currently used in the business of the Company (each, a “Developer”) which is not licensed from third parties has executed one or more agreements containing industry standard confidentiality, work for hire and assignment provisions, whereby the Developer has assigned to the Company all copyrights, patent rights, Intellectual Property rights and other rights in the Intellectual Property, including all rights in the Intellectual Property that existed prior to the assignment of rights by such Person to the Company. The Company has provided to the Purchaser copies of any such agreements and assignments from each such Developer (collectively, the “Developer Agreements”).

(vii)

Each Developer has signed a non-disclosure agreement with the Company. The Company has provided, or will provide prior to Closing, to the Purchaser copies any such non-disclosure agreements from each such Person, if any.

(q)

Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r)

Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option and other equity agreements under any equity incentive plan of the Company.

(s)

Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t)

Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Company may, in its sole discretion, pay a brokerage fee on the Note to Dawson James Securities, Inc. that may be contingent upon the closing of the Public Offering. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(t) that may be due in connection with the transactions contemplated by the Transaction Documents.

(u)

Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v)

Registration Rights. No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary except for the Purchasers or as disclosed on Schedule 3.1(v).

(w)

Listing and Maintenance Requirements. The Company files periodic reports and other information pursuant to Section 15(d) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, suspending its duty to report under the Exchange Act nor has the Company received any notification from the SEC in that regard. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(x)

Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Note and the Purchaser’s ownership of the Note and underlying Shares.

(y)

Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor, to the Company's knowledge, any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the SEC Reports. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or, to the Company's knowledge, on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, its respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the 12 months preceding the date of this Agreement do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Purchasers have not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z)

No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Note to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa)

Solvency. Based on the unaudited financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Notes hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The SEC Reports set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $10,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $10,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(bb)

Taxes.

(i)

All tax returns required to be filed on or before the Closing Date by the Company have been timely filed, and for 2015, extensions have been timely filed. Such tax returns are, true, complete and correct in all respects. All Taxes due and owing by the Company (whether or not shown on any tax return) have been timely paid.

(ii)

The Company has withheld and paid each tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(iii)

To the Company’s knowledge, no claim has been made by any taxing authority in any jurisdiction where the Company does not file tax returns that it is, or may be, subject to tax by that jurisdiction.

(iv)

No extensions or waivers of statutes of limitations have been given or requested with respect to any taxes of the Company.

(v)

The amount of the Company’s liability for unpaid taxes for all periods ending on or before June 30, 2016 does not, in the aggregate, exceed the amount of accruals for taxes (excluding reserves for deferred taxes) reflected on the financial statements. The amount of the Company’s liability for unpaid taxes for all periods following the end of the recent period covered by such financial statements shall not, in the aggregate, exceed the amount of accruals for taxes (excluding reserves for deferred taxes) as adjusted for the passage of time in accordance with the past custom and practice of the Company (and which accruals shall not exceed comparable amounts incurred in similar periods in prior years).

(vi)

Schedule 3.1(bb) sets forth:

(1)

the taxable years of the Company as to which the applicable statutes of limitations on the assessment and collection of taxes have not expired;

(2)

those years (limited by the time period in Section 3.1(bb)(vi)) for which examinations by the taxing authorities have been completed; and

(3)

those taxable years for which examinations by taxing authorities are presently being conducted to the Company’s knowledge.

(vii)

All deficiencies asserted, or assessments made, against the Company as a result of any examinations by any taxing authority have been fully paid.

(viii)

To its knowledge, there are no pending or threatened actions by any taxing authority to which the Company is a party or by which the Company is bound or to which any of its properties and assets are subject.

(ix)

There are no Liens for taxes (other than for current taxes not yet due and payable) upon the assets of the Company.

(x)

The Company is not a party to, or bound by, any tax indemnity, tax sharing or tax allocation agreement.

(xi)

No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any taxing authority with respect to the Company.

(xii)

The Company has not been a member of an affiliated, combined, consolidated or unitary tax group for tax purposes. The Company has no liability for taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign law), as transferee or successor, by contract or otherwise.

(xiii)

The Company is not, nor has it been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(a) of the Code.

(cc)

Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated any provision of FCPA.

(dd)

Accountants. The Company’s accounting firm is set forth in the SEC Reports. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2016.

(ee)

Role of the Purchasers. The Company acknowledges that the Purchasers are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchasers or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchasers that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ff)

Acknowledgement Regarding Purchasers’ Trading Activity .. Notwithstanding anything in this Agreement or elsewhere to the contrary (except for Sections 3.2(f) and 4.14 hereof), it is understood and acknowledged by the Company that: (i) no Purchaser has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Conversion Shares and Warrant Shares for any specified term; (ii) past or future open market or other transactions by the Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) the Purchasers, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, may have in the future a “short” position in the Common Stock, and (iv) the Purchasers shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (x) the Purchasers may engage in hedging activities at various times during the period that it holds the Securities and/or underlying Conversion Shares and Warrant Shares, and (y) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(gg)

Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Company’s outstanding Common Stock, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Company’s outstanding Common Stock, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(hh)

Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities to the Purchasers as contemplated hereby.

(ii)

No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold the Securities by any form of general solicitation or general advertising. The Company has offered the Note for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(jj)

No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale, nor any Person including a placement agent who will receive a commission or fees for soliciting Purchasers (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchaser a copy of any disclosures provided thereunder.

(kk)

Notice of Disqualification Events. The Company will notify the Purchaser in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.

(ll)

Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(mm)

U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Purchaser’s request.

(nn)

Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(oo)

Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(pp)

Purchasers’ Reliance. The Company acknowledges and agrees that the Purchasers’ representations contained in Section 3.2 shall not modify, amend or affect such Purchasers’ right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

3.2

Representations and Warranties of the Purchaser. Each Purchaser, severally and not jointly, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)

Organization; Authority. Such Purchaser, is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)

Understandings or Arrangements. Such Purchaser is acquiring the Securities and underlying Common Stock as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities and underlying Common Stock in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities and underlying Common Stock hereunder in the ordinary course of its business. Such Purchaser understands that the Securities and underlying Common Stock are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring such Securities and underlying Common Stock as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell such securities in compliance with applicable federal and state securities laws).

(c)

Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, an accredited investor within the meaning of Rule 501 under the Securities Act.

(d)

Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)

Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, subject to Regulation FD, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Purchaser acknowledges and agrees that neither the Company nor anyone else has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired.

(f)

Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the time that the transactions contemplated by this Agreement are first publicly disclosed. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Note covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1

Removal of Legends.

(a)

The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of any Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company at its sole cost may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. Whenever legally possible a blanket opinion shall be issued upon issuance of Conversion Shares and/or Warrant Shares.

(b)

The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Shares in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the Purchasers may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Common Stock or to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Common Stock or to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At any Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of underlying Common Stock may reasonably request in connection with a pledge or transfer of the Common Stock.

(c)

Certificates evidencing shares of Common Stock shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such shares pursuant to Rule 144, (iii) if such shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including Section 4(a)(1) and Section 4(a)(7), judicial interpretations and pronouncements issued by the staff of the SEC) (the “Effective Date”). The Company shall, at its expense, cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder. The right to cause the Company to deliver unrestricted Common Stock is subject to the Purchasers agreeing to suspend sales if the Company fails to file a Form 10-Q or 10-K by the due date without regard to Rule 12b-25, which agreement shall terminate upon the filing of the applicable Form 10-Q or 10-K. If all or any portion of a Note is converted or Warrants exercised at a time when there is an effective registration statement to cover the resale of the shares, or if such shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if the shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including Section 4(a)(1), judicial interpretations and pronouncements issued by the staff of the SEC) then such shares shall be issued or reissued free of all legends. The Company agrees that following the effective date of any registration statement or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days (or two Trading Days if Exchange Act Rule 15c6-1(a) is amended by the SEC to provide for settlement within two business days after a trade has been executed) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing restricted shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends, so long as, no later than the effective date of said registration statement or at such time as such legend is no longer required under this Section 4.1(c), the Purchaser and the Purchaser’s broker have provided to the Company or the Company’s transfer agent all customary documents requested by the Company’s transfer agent in connection with the foregoing delivery. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1. Certificates for shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company system as directed by such Purchaser.

(d)

In addition to such Purchaser’s other available remedies, (i) the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of per share purchase price and exercise price, respectively, of shares (based on the VWAP on the date such shares are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day for each Trading Day after the Legend Removal Date (increasing to $20 per Trading Day after the 10th Trading Day) until such certificate is delivered without a legend. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any shares as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, and (ii) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Purchaser anticipated receiving from the Company without any restrictive legend, then, the Company shall pay to such Purchaser, in cash, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the Legend Removal Date and ending on the date of the delivery of the shares and payment under this Section 4.1(d).

(e)

In the event a Purchaser shall request delivery of unlegended shares as described in this Section 4.1 and the Company is required to deliver such unlegended shares, (i) it shall pay all fees and expenses associated with or required by the legend removal and/or transfer including but not limited to legal fees, transfer agent fees, overnight delivery charges and non-income related taxes, if any, imposed by any applicable government upon the issuance of Common Stock, and pay clearing firm charges in connection with the legend removal; and (ii) the Company may not refuse to deliver unlegended shares based on any claim that such Purchaser or anyone associated or affiliated with the Purchaser has not complied with the Purchaser’s obligations under the Transaction Documents, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and/or enjoining delivery of such unlegended shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Purchaser in the amount of the greater of (i) 115% of the amount of the aggregate purchase price of the shares which is subject to the injunction or temporary restraining order, or (ii) the VWAP on the Trading Day before the issue date of the injunction multiplied by the number of unlegended shares to be subject to the injunction, which bond shall remain in effect until the completion of the litigation of the dispute and the proceeds of which shall be payable to the Purchaser to the extent the Purchaser obtains judgment in the Purchaser’s favor.

4.2

Furnishing of Information.

(a)

Until the earliest of the time that the Purchasers no longer own in excess of 50% of the Note, Conversion Shares or Warrant Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. If the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available the information described in Rule 144(c)(2), if the provision of such information will allow the Purchasers to sell the Common Stock under Rule 144.

(b)

At any time during the period commencing from the six month anniversary of the date hereof and ending when all Warrants have been exercised or expired, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) for a period of more than 30 consecutive days or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) for a period of more than 30 consecutive days (a “Public Information Failure”) then, in addition to any Purchasers’ other available remedies, the Company shall pay to the Purchasers, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the shares, an amount in cash equal to two percent of the aggregate Conversion Price of the Purchaser’s Note or Warrant Exercise Price, as applicable, on the day of a Public Information Failure and on every 30th day (pro-rated for periods totaling less than 30 days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchaser to transfer the shares pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 4.2(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the annual rate of 18% per year until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.3

Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2(a)(1) of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4

Securities Laws Disclosure; Publicity. The Company shall (a) by 9:00 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the SEC within the time required by the Exchange Act. From and after the issuance of such Form 8-K, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate. The Company and the Purchasers shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of the Purchasers, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of the Purchasers in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of the Purchasers, except (a) as required by federal securities and (b) to the extent such disclosure is required by law or Trading Market rules, in which case the Company shall provide the Purchasers with reasonable prior notice of such disclosure permitted under this Section 4.4(b).

4.5

Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchasers are an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchasers could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving the Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.6

Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.4, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide the Purchasers or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchasers shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that the Purchasers shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to any Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. The Company understands and confirms that the Purchasers shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.7

Use of Proceeds. The Company shall use the proceeds from the sale of the Securities hereunder as reflected on Schedule 4.7 and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt other than the Notes, trade accounts payable and other expenses incurred in the ordinary course of business, (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations.

4.8

Indemnification of Purchasers and Company.

(a)

Subject to the provisions of this Section 4.8(a), the Company will indemnify and hold the Purchasers and their directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchasers (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such shareholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes actual (and not constructive) fraud, gross negligence, or willful misconduct) or (c) any untrue or alleged untrue statement of a material fact contained in any registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The Purchaser Parties shall have the right to settle any action against any of them by the payment of money with the Company's consent, which consent shall not be unreasonably withheld, provided that they cannot agree to any equitable relief unless the Company, its officers, directors and Affiliates receive unconditional releases in customary form. The indemnification required by this Section 4.8(a) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities that is permissible under applicable law.

(b)

Subject to the provisions of this Section 4.8(b), the Purchasers will indemnify and hold the Company and its directors, officers, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) (each, a “Company Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Company Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or in the other Transaction Documents, or (b) any action instituted against the Company Parties in any capacity, or any of them or their respective Affiliates, by any equity holder of the Purchasers, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Company's representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Company may have with any such equity holder or any violations by the Company of state or federal securities laws or any conduct by the Company which constitutes actual (and not constructive) fraud, gross negligence, or willful misconduct). If any action shall be brought against any Company Party in respect of which indemnity may be sought pursuant to this Agreement, such Company Party shall promptly notify the Purchasers in writing, and the Purchasers shall have the right to assume the defense thereof with counsel of their own choosing reasonably acceptable to the Company. Any Company Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Company Party except to the extent that (i) the employment thereof has been specifically authorized by the Purchasers in writing, (ii) the Purchasers have failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Purchasers and the position of such Company Party, in which case the Purchasers shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Purchasers will not be liable to any Company Party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to the Company's breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents. The Company Parties shall have the right to settle any action against any of them by the payment of money with the Purchasers' consent, which consent shall not be unreasonably withheld, provided that they cannot agree to any equitable relief unless the Purchasers, their officers, directors and Affiliates receive unconditional releases in customary form. The indemnification required by this Section 4.8(b) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Company Party against the Purchasers or others and any liabilities the Purchasers may be subject to pursuant to law. To the extent that the foregoing undertaking by the Purchasers may be unenforceable for any reason, the Purchasers shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities that is permissible under applicable law.

4.9

Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a number of shares of Common Stock for issuance to the Purchasers, subject to adjustment for stock splits and dividends, combinations and similar events (i) equal to three times the maximum number of Conversion Shares issuable pursuant to the Notes, and (ii) a number of shares of Common Stock as provided in the Warrant, as such numbers shall change from time-to-time. If the Company at any time fails to meet this reservation of Common Stock requirement it shall pay the Purchasers as partial liquidated damages and not as a penalty a sum equal to $1,000 per day for each $100,000 of each Purchaser’s Subscription Amount and it shall sell to the Collateral Agent for $100 a series of preferred stock which contains the power to vote a number of votes equal to 51% of the number of votes eligible to vote at any special or annual meeting of the Company’s shareholders (with the power to take action by written consent in lieu of a shareholders meeting) for the sole purpose of amending the Company’s Articles of Incorporation to increase its authorized Common Stock. If at any time thereafter the Company breaches this Section 4.9, the Company shall take whatever action the Collateral Agent reasonably requests in order to promptly increase its authorized capital in order to permit the Company to be in full compliance with this Section 4.9. The Company shall not enter into any agreement or file any amendment to its Articles of Incorporation (including the filing of a Certificate of Designation) which conflicts with this Section 4.9 while any Securities remains outstanding.

4.10

Listing of Common Stock. The Company hereby agrees to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed or quoted, provided that the Company is permitted to list its securities on a national securities exchange. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Conversion Shares and Warrant Shares, and will use its commercially reasonable efforts to cause all of the Conversion Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible, if such listing is required by the other Trading Market. The Company will then use its commercially reasonable efforts to continue the listing and trading of its Common Stock on a Trading Market and will use its commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.11

Participation in Future Financing.

(a)

From the date hereof until the date that is the 12 month anniversary of the Closing Date, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), the Purchasers shall have the right to purchase any amount up to $1,000,000 (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing, which right shall be on a pro rata basis with the numerator being the Purchaser’s Subscription Amount and the denominator being $900,000. At least five Trading Days after the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask each Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of any Purchaser, and only upon a request by any Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the terms of such Subsequent Financing, the amount of proceeds raised thereunder and the Person or Persons through or with whom such Subsequent Financing was effected and shall include a term sheet or similar document relating thereto as an attachment.

(b)

If any Purchaser desires to participate in such Subsequent Financing, it must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth Trading Day after Pre-Notice that such Purchaser is willing to purchase under the terms of the Subsequent Financing, the amount of such Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from any Purchaser as of such fifth Trading Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(c)

Intentionally left blank.

(d)

If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Purchasers have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the Subscription Amount of Securities purchased by a Purchaser participating under this Section 4.11 and (y) the sum of the aggregate Subscription Amounts of Securities purchased by all Purchasers participating under this Section 4.11.

(e)

Intentionally Left Blank.

(f)

The Company and the Purchasers agree that if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby the Purchaser shall be required to agree to any restrictions on trading as to any of the Conversion Shares or Warrant Shares issuable upon conversion of the Note or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Purchaser.

(g)

Notwithstanding anything to the contrary in this Section 4.11 and unless otherwise agreed to by the Purchasers, the Company shall publicly disclose its intention to issue the securities in the Subsequent Financing in such a manner such that such Purchasers will not be in possession of any material, non-public information.

(h)

Notwithstanding the foregoing, this Section 4.11 shall not apply in respect of an Exempt Issuance.

4.12

Subsequent Equity Sales.

(a)

From the date hereof until 30 days after the Closing Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents except as described in Section 4.12(d).

(b)

From the date hereof until such time as the Purchasers no longer beneficially own the Notes, the Company will not, without the consent of each Purchaser, enter into any Equity Line of Credit or similar agreement, nor issue nor agree to issue any floating or Variable Priced Equity Linked Instruments (including any securities which in accordance with their terms would become Variable Priced Equity Linked Instruments subsequent to issuance upon an event of default or otherwise), nor any of the foregoing with price reset rights (subject to adjustment for stock splits, distributions, dividends, recapitalizations and the like) (collectively, the “Variable Rate Transaction”). From the date hereof until such time as the Purchasers no longer beneficially own the Warrants, the Company will not, without the consent of each Purchaser, enter into any Equity Line of Credit. For purposes hereof, “Equity Line of Credit” shall include any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula, and “Variable Priced Equity Linked Instruments” shall include: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock after the date of initial issuance, and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security (whether or not such payments in stock are subject to certain equity conditions). For purposes of determining the total consideration for a convertible instrument (including a right to purchase equity of the Company) issued, subject to an original issue or similar discount or which principal amount is directly or indirectly increased after issuance, the consideration will be deemed to be the actual cash amount received by the Company in consideration of the original issuance of such convertible instrument.

(c)

Intentionally Left Blank.

(d)

Notwithstanding the foregoing, this Section 4.12 shall not prohibit or otherwise apply to the Public Offering or any other Exempt Issuance (except that no Variable Rate Transaction shall be an Exempt Issuance) and shall only apply as to price terms in respect of any rights offering. The Company shall provide the Purchasers with notice of any such issuance or sale in the manner for disclosure of Subsequent Financings set forth in Section 4.12.

4.13

Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.14

Certain Transactions and Confidentiality. Each Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4. Each Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules. Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) each Purchaser makes no representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Form 8-K as described in Section 4.4, (ii) each Purchaser shall not be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Form 8-K as described in Section 4.4 and (iii) each Purchaser shall not have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the Form 8-K as described in Section 4.4, unless the Company discloses to such Purchaser material non-public information and, in connection with such disclosure, such Purchaser executes a written agreement with the Company regarding the confidentiality and use of such information. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.15

Capital Changes. Until the one year anniversary of the Closing Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of at least 50% of the Purchasers, provided, however, that no such consent shall be required for a reverse stock split undertaken in conjunction with listing the Company's securities on a national securities exchange.

4.16

Conversion and Exercise Procedures. The forms of conversion Notice included in the Notes and exercise notice included in the Warrants set forth the totality of the procedures required of the Purchasers in order to convert the Notes and exercise the Warrants. No additional legal opinion, other information or instructions shall be required of the Purchasers to convert the Notes or exercise the Warrants. Without limiting the preceding sentences, no ink-original conversion notice or notice of exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any conversion notice form be required in order to convert the Notes or exercise the Warrant. The Company shall honor conversions of the Notes and the exercise of the Warrants and shall deliver Conversion Shares and/or Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.17

DTC Program. For so long as the Notes or Warrants are held by any of the Purchasers, the Company will employ as the transfer agent for the Common Stock a participant in the Depository Trust Company Automated Securities Transfer Program and use its commercially reasonably efforts to cause the Shares to be transferable pursuant to such program.

4.18

Maintenance of Property. The Company shall keep all of its property, which is necessary or useful to the conduct of its business, in good working order and condition, ordinary wear and tear excepted.

4.19

Preservation of Corporate Existence. The Company shall preserve and maintain its corporate existence, rights, privileges and franchises in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business or operations and where the failure to qualify or remain qualified might reasonably have a Material Adverse Effect upon the financial condition, business or operations of the Company taken as a whole.

ARTICLE V

MISCELLANEOUS

5.1

Termination. This Agreement may be terminated by the Purchaser, as to its obligations hereunder by written notice to the Company, if the Closing has not been consummated on or before October 17, 2016; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2

Fees and Expenses. Except as expressly set forth below and in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other non-income related taxes and duties levied in connection with the delivery of any Securities to the Purchaser. The Company agrees to pay counsel for the Purchaser up to an aggregate of $15,000 ($5,000 of which has been paid in advance) in fees and reasonable costs including those necessary to provide the Purchaser with a first Lien on all of the assets of the Company. From the Closing proceeds, up to $10,000 may be withheld in order to pay the fees due to transaction counsel provided that written notice is given to the Company with supporting invoices and details of amounts incurred up to $15,000.

5.3

Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4

Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K.

5.5

Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6

Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers (other than by merger). Each Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, Conversion Shares or Warrants Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred securities, by the provisions of the Transaction Documents that apply to the “Purchaser.”

5.8

No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8 and this Section 5.8.

5.9

Governing Law; Exclusive Jurisdiction; Attorneys’ Fees. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company elsewhere in this Agreement, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10

Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11

Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12

Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13

Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then any Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of the Note or exercise of Warrants, such Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice concurrently with the return to such Purchaser of the Note and/or Warrants, if previously delivered to the Company.

5.14

Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction, and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith, without requiring the posting of any bond. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement securities.

5.15

Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16

Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchasers pursuant to any Transaction Document or any Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17

Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has had the opportunity to be represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchaser.

5.18

Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19

Saturdays, Sundays, Holidays, etc.

If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20

Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.21

WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.22

Non Circumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, including any Certificates of Designation, or Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, and will at all times in good faith carry out all of the provision of this Agreement and take all action as may be required to protect the rights of the Holder of this Agreement. Without limiting the generality of the foregoing or any other provision of this Agreement or the other Transaction Documents, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon conversion of the Notes and exercise of the Warrants above the Conversion Price and Warrant Exercise Price then in effect and (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and noassessable Conversion Shares or Warrants Shares. Notwithstanding anything herein to the contrary, if after 180 days from the original issuance date, the Purchasers are not permitted to convert the Notes and exercise of the Warrants in full for any reason (other than pursuant to restrictions set forth in this Agreement, the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consent or approvals as necessary to permit such conversion into Conversion Shares or exercise of Warrants.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SIGMA LABS, INC.	Address for Notice: 3900 Paseo del Sol Santa Fe, NM 87507
By: /s/ Mark Cola Name: Mark Cola Title: Chief Executive Officer With a copy to (which shall not constitute notice):	Email:

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SIGNATURE PAGE FOR PURCHASER FOLLOWS]

PURCHASER SIGNATURE PAGES TO SIGMA LABS SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________

Signature of Authorized Signatory of Purchaser: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Email Address of Authorized Signatory: _________________________________________

Facsimile Number of Authorized Signatory: __________________________________________

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $_________________

: __________________

EIN Number: _______________________

[SIGNATURE PAGES CONTINUE]